PBF Logistics Increases Quarterly Cash Distribution to $0.41 per Unit and
Announces Fourth Quarter Earnings Results

•	Fifth consecutive quarterly distribution increase to $0.41 per unit

•	Fourth quarter distributable cash flow of $20.3 million

•	Total liquidity of $317.2 million, including $18.7 million in cash

•	East Coast Terminals acquisition expected to generate $15.0 million of pro forma EBITDA

PARSIPPANY, NJ – February 11, 2016 – PBF Logistics LP (NYSE:PBFX, the "Partnership") announced today fourth quarter 2015 net income attributable to the partnership of $17.3 million, or $0.50 per limited partner unit. During the fourth quarter, the Partnership generated earnings before interest, income taxes, depreciation, and amortization (EBITDA) of $26.1 million, which includes a one-time charge of $1.0 million related to employee expenses, and distributable cash flow of $20.3 million. For the year-ended December 31, 2015, the Partnership reported net income of $73.8 million, or $2.18 per limited partner unit.

“The fourth quarter was a solid operational quarter for PBFX and we are pleased to announce our fifth consecutive distribution increase since our initial public offering which we believe demonstrates our commitment to the longer-term growth of the Partnership. Despite the overall market turbulence in 2015, PBF Logistics performed well and we executed on our goals. In particular, we successfully put in place a long-term capital structure by issuing $350 million in senior notes and diversified the revenue base of the Partnership through the Delaware City Products Pipeline and Truck Rack acquisition,” said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley.

As of December 31, 2015, the Partnership had liquidity of $317.2 million, including $18.7 million in cash and cash equivalents and $298.5 million of capacity under its existing revolving credit facility. The Partnership intends to use its financial resources to fund organic growth projects at the Partnership and future acquisitions.

East Coast Terminals Acquisition
On February 2, 2016, the Partnership announced that a wholly-owned subsidiary has entered into an agreement to acquire four refined product terminals located in the greater Philadelphia region (the “East Coast Terminals”) from an affiliate of Plains All American Pipeline, L.P. for a total consideration of $100.0 million. The acquisition is expected to close in the second quarter of 2016, subject to customary closing conditions.

“The acquisition of the East Coast Terminals is PBFX’s first third-party acquisition, will add meaningful third-party, fee-based revenue and represents an attractive acquisition multiple. The addition of the East Coast Terminals will increase the Partnership’s total capacity by over 100% to approximately 8.1 million shell barrels and diversify its customer and asset base. We expect the acquisition to be accretive to distributable cash flow upon closing,” commented Mr. Nimbley. “PBF Logistics has been able to execute its strategy and deliver growth to our unitholders.”

The East Coast Terminals are expected to allow PBF Logistics to leverage its expanded footprint and capitalize on commercial opportunities with new customers and leverage opportunities with PBF Energy due to the close proximity of PBF Energy’s East Coast refining system. In conjunction with the transaction, the Partnership expects to invest approximately $5 million, from cash on hand, to improve infrastructure in order to increase throughput capability at the East Coast Terminals. Based on a total transaction cost of $105 million, including the $5 million investment and synergy opportunities, the Partnership expects the East Coast Terminals to generate approximately $15 million of pro forma EBITDA, of which approximately two-thirds is expected to be from third-party customers.

PBF Logistics Announces Quarterly Distribution
The Board of Directors of PBF Logistics GP LLC, the Partnership's general partner, declared a regular quarterly cash distribution of $0.41 per unit. The distribution is payable on March 8, 2016, to unitholders of record at the close of business on February 22, 2016.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
PBF Logistics LP Reconciliation of Amounts under US GAAP to Forecasted EBITDA (unaudited, in millions)

Reconciliation of East Coast Terminals Forecasted
Net Income to pro forma EBITDA:

Forecasted net income	$8.7
Add: Depreciation and amortization expense	5.3
Add: Interest expense, net and other financing costs	1.0
Pro forma EBITDA	$15.0

This earnings release, and the discussion during the management conference call, may include references to non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures including, but not limited to, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Distributable Cash Flow. PBFX's management believes that non-GAAP financial measures provide useful information about the Partnership's operating performance, financial results and the amount of cash generated by the Partnership's operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP financial measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership's senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, February 11, 2016, at 11:00 a.m. ET. The call can also be heard by dialing (877) 876-9177 or (785) 424-1666, conference ID: PBFXQ415. The audio replay will be available two hours after the end of the call through February 27, 2016, by dialing (800) 388-5895 or (402) 220-1110. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX's logistics and other assets and other risks inherent in PBFX's business including but not limited to ability to consummate pending acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any pending acquisition; inability to successfully integrate acquired assets or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and various other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX's filings with the Securities and Exchange Commission. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)
Factors Affecting Comparability
The following tables present EBITDA (as defined below) and related operational information of PBF Logistics LP ("PBFX" or the "Partnership") for the three months and years ended December 31, 2015 and 2014. The financial information presented contains the financial results of PBF MLP Predecessor (the "Predecessor"), our predecessor for accounting purposes, for periods presented through May 13, 2014. The Predecessor includes the financial results of a light crude oil rail unloading terminal at PBF Energy Inc.'s Delaware City refinery (which we refer to as the “DCR Rail Terminal”), and a crude oil truck unloading terminal at the PBF Energy Inc.'s Toledo refinery (which we refer to as the “Toledo Truck Terminal”) which were acquired from subsidiaries of PBF Energy Inc. ("PBF Energy") during our initial public offering, completed on May 14, 2014 (the "Offering").
The financial information contained herein of the Predecessor and PBFX has been retrospectively adjusted to include the historical results of a heavy crude oil rail unloading terminal at PBF Energy's Delaware City refinery (which we refer to as the "DCR West Rack") prior to its acquisition by PBFX on September 30, 2014, a tank farm and related facilities located at PBF Energy's Toledo refinery, including a propane storage and loading facility (which we collectively refer to as the "Toledo Storage Facility") prior to its acquisition by PBFX on December 11, 2014, and a products pipeline (the "Delaware City Products Pipeline"), truck rack and related facilities located at PBF Energy's Delaware city refinery (which we collectively refer to as the "Delaware City Products Pipeline and Truck Rack") prior to its acquisition by PBFX on May 14, 2015. The DCR West Rack, Toledo Storage Facility, and Delaware City Products Pipeline and Truck Rack were acquired from subsidiaries of our indirect parent company, PBF Energy (the acquisitions are collectively referred to as the "Acquisitions from PBF"). The results of the DCR Rail Terminal, Toledo Truck Rack, DCR West Rack, the propane loading facility at the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack are included in the Transportation and Terminaling segment. The tank farm and related facilities at the Toledo Storage Facility are included in the Storage segment.
Our Predecessor generally recognized only the costs and did not record revenue for transactions with PBF Energy prior to completion of the Offering and Acquisitions from PBF, with the exception of the Delaware City Products Pipeline. Affiliate revenues have been recorded for all of our assets subsequent to the commencement of the commercial agreements with PBF Energy upon completion of the Offering and Acquisitions from PBF. As a result, the information included in the following tables is not necessarily comparable on a year-over-year basis.
Non-GAAP Financial Measures
We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define distributable cash flow as EBITDA plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. Distributable cash flow and EBITDA are not measures prescribed by U.S. generally accepted accounting principles ("GAAP").
While EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities.

We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP.

These non-GAAP financial metrics should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial metrics may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three months ended December 31,		Year ended December 31,
	2015	2014*	2015	2014

Revenue from affiliates (a)	$37,306	$29,994	$142,102	$59,403

Costs and expenses:
Operating and maintenance expenses	7,090	9,331	25,255	26,215
General and administrative expenses (a) (b)	4,091	3,073	13,889	8,201
Depreciation and amortization expense	1,663	1,567	6,582	4,473
	12,844	13,971	45,726	38,889

Income from operations	24,462	16,023	96,376	20,514

Other income (expense):
Interest expense, net	(6,765)	(1,339)	(19,939)	(2,307)
Amortization of loan fees	(424)	(150)	(1,315)	(365)
Net income	17,273	14,534	75,122	17,842
Less: Net (loss) income attributable to Predecessor	—	(705)	1,274	(12,122)
Limited partners' interest in net income attributable to the Partnership	$17,273	$15,239	$73,848	$29,964

Net income per limited partner unit:
Common units - basic	$0.50	$0.47	$2.18	$0.94
Common units - diluted	$0.50	$0.47	$2.18	$0.94
Subordinated units - basic and diluted	$0.50	$0.47	$2.18	$0.93

Weighted-average limited partner units outstanding:
Common units - basic	18,466,598	16,611,075	17,956,152	16,167,802
Common units - diluted	18,466,855	16,611,952	17,956,152	16,169,827
Subordinated units - basic and diluted	15,886,553	15,886,553	15,886,553	15,886,553

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the acquisition of the Delaware City Products Pipeline and Truck Rack.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Year Ended December 31, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenue from affiliates (a)	$138,719	$3,383	$142,102

Costs and expenses:
Operating and maintenance expenses	23,890	1,365	25,255
General and administrative expenses (a) (b)	13,408	481	13,889
Depreciation and amortization expense	6,306	276	6,582
	43,604	2,122	45,726

Income from operations	95,115	1,261	96,376

Other income (expense):
Interest expense, net	(19,952)	13	(19,939)
Amortization of loan fees	(1,315)	—	(1,315)
Net income	73,848	1,274	75,122
Less: Net income attributable to Predecessor	—	1,274	1,274
Limited partners' interest in net income attributable to the Partnership	$73,848	$—	$73,848

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three months ended December 31, 2014
	PBF Logistics LP**	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenue from affiliates (a)	$27,304	$—	$—	$2,690	$29,994

Costs and expenses:
Operating and maintenance expenses	6,712	—	1,563	1,056	9,331
General and administrative expenses (a) (b)	2,943	—	25	105	3,073
Depreciation and amortization expense	917	—	465	185	1,567
	10,572	—	2,053	1,346	13,971

Income (loss) from operations	16,732	—	(2,053)	1,344	16,023

Other income (expense):
Interest expense, net	(1,343)	—	—	4	(1,339)
Amortization of loan fees	(150)	—	—	—	(150)
Net income (loss)	15,239	—	(2,053)	1,348	14,534
Less: Net (loss) income attributable to Predecessor	—	—	(2,053)	1,348	(705)
Limited partners' interest in net income attributable to the Partnership	$15,239	$—	$—	$—	$15,239

	Year Ended December 31, 2014
	PBF Logistics LP**	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenue from affiliates (a)	$49,830	$—	$—	$9,573	$59,403

Costs and expenses:
Operating and maintenance expenses	11,710	2,305	8,349	3,851	26,215
General and administrative expenses (a) (b)	7,527	111	128	435	8,201
Depreciation and amortization expense	1,815	263	1,653	742	4,473
	21,052	2,679	10,130	5,028	38,889

Income (loss) from operations	28,778	(2,679)	(10,130)	4,545	20,514

Other income (expense):
Interest expense, net	(2,312)	—	—	5	(2,307)
Amortization of loan fees	(365)	—	—	—	(365)
Net income (loss)	26,101	(2,679)	(10,130)	4,550	17,842
Less: Net (loss) income attributable to Predecessor	(3,863)	(2,679)	(10,130)	4,550	(12,122)
Limited partners' interest in net income attributable to the Partnership	$29,964	$—	$—	$—	$29,964

See Footnotes to Earnings Release Tables
** The information presented includes the results of operations of the Predecessor for periods presented through May 13, 2014 and of PBFX for the period beginning May 14, 2014, the date PBFX commenced operations.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three months ended December 31,		Year ended December 31,
	2015	2014*	2015	2014

Key Operating Information:
Throughput (barrels per day ("bpd")) (d)
Delaware City Rail Terminal	13.1	75.6	33.3	74.4
DCR West Rack	25.1	51.2	20.1	51.2
Toledo Truck Terminal	21.1	6.6	15.0	9.2
Toledo Storage Facility (Propane Loading)	4.7	3.9	4.4	3.9
Delaware Products Pipeline	48.1	56.1	46.1	51.3
Delaware Truck Rack	31.5	N/A	33.2	N/A
Total Throughput (barrels) (d)
Delaware City Rail Terminal	1,204.1	6,952.9	12,150.5	17,265.8
DCR West Rack	2,310.0	4,708.9	7,342.8	4,708.9
Toledo Truck Terminal	1,939.2	604.9	5,490.1	2,131.0
Toledo Storage Facility (Propane Loading)	436.1	78.4	1,604.8	78.4
Delaware Products Pipeline	4,420.8	5,163.1	16,815.4	18,741.6
Delaware Truck Rack	2,902.1	N/A	7,679.9	N/A
Total	13,212.3	17,508.2	51,083.5	42,925.7

Storage capacity reserved (average shell capacity barrels per month) (e)	3,522.2	3,713.1	3,558.7	3,713.1

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$15,157	$12,187	$78,546	$12,887
Investing activities	(864)	23,169	(1,349)	(282,734)
Financing activities	(13,851)	(33,276)	(72,684)	283,937
Net increase (decrease) in cash	$442	$2,080	$4,513	$14,090

Other Financial Information:
EBITDA attributable to PBFX (c)	$26,125	$17,649	$101,421	$34,027
Distributable cash flow (c)	$20,347	$16,739	$83,922	$32,801
Quarterly distribution declared per unit (f)	$0.41	$0.33	$1.52	$0.79
Distribution declared (f):
Common units - public	$6,694	$5,309	$24,843	$12,706
Common units - PBF	1,055	424	3,911	635
Subordinated units - PBF	6,514	5,243	24,148	12,551
IDR Holders - PBF LLC	583	—	1,118	—
Total distribution declared	$14,846	$10,976	$54,020	$25,892
Coverage ratio (c)	1.37x	1.53x	1.55x	1.27x
Capital expenditures	$864	$6,812	$2,046	$47,805

See Footnotes to Earnings Release Tables
* Prior-period financial information has been retrospectively adjusted for the acquisition of the Delaware City Products Pipeline and Truck Rack.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands)

	December 31,	December 31,
Balance Sheet Information:	2015	2014

Cash, cash equivalents and marketable securities	$252,936	$249,095
Property, plant and equipment, net	145,548	146,867
Total assets	422,902	407,989
Total debt	599,635	507,848
Total liabilities	608,577	512,569
Net investment - Predecessor	—	15,713
Partners' equity	(185,675)	(104,580)
Total liabilities and equity	422,902	407,989

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2014*	2015	2014

Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$17,273	$14,534	$75,122	$17,842
Add: Interest expense, net	6,765	1,339	19,939	2,307
Add: Amortization of loan fees	424	150	1,315	365
Add: Depreciation and amortization	1,663	1,567	6,582	4,473
EBITDA	26,125	17,590	102,958	24,987
Less: Predecessor EBITDA	—	(59)	1,537	(9,040)
EBITDA attributable to PBFX	26,125	17,649	101,421	34,027
Add: Non-cash unit-based compensation expense	1,851	433	4,279	1,086
Less: Interest expense, net	(6,765)	(1,343)	(19,952)	(2,312)
Less: Maintenance capital expenditures	(864)	—	(1,826)	—
Distributable cash flow	$20,347	$16,739	$83,922	$32,801

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$15,157	$12,187	$78,546	$12,887
Add: Change in current assets and liabilities	6,054	4,497	8,752	10,879
Add: Interest expense, net	6,765	1,339	19,939	2,307
Less: Non-cash unit-based compensation expense	(1,851)	(433)	(4,279)	(1,086)
EBITDA	26,125	17,590	102,958	24,987
Less: Predecessor EBITDA	—	(59)	1,537	(9,040)
EBITDA attributable to PBFX	26,125	17,649	101,421	34,027
Add: Non-cash unit-based compensation expense	1,851	433	4,279	1,086
Less: Interest expense, net	(6,765)	(1,343)	(19,952)	(2,312)
Less: Maintenance capital expenditures	(864)	—	(1,826)	—
Distributable cash flow	$20,347	$16,739	$83,922	$32,801

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the acquisition of the Delaware City Products Pipeline and Truck Rack.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three months ended December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$32,023	$5,283	$—	$37,306
Depreciation and amortization expense	979	684	—	1,663
Income (loss) from operations	26,592	1,961	(4,091)	24,462
Interest expense, net and amortization of loan fees	—	—	7,189	7,189
Capital expenditures	21	843	—	864

	Three months ended December 31, 2014*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$28,796	$1,198	$—	$29,994
Depreciation and amortization expense	974	593	—	1,567
Income (loss) from operations	20,149	(1,053)	(3,073)	16,023
Interest expense, net and amortization of loan fees	—	—	1,489	1,489
Capital expenditures	2,719	4,093	—	6,812

	Year ended December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$120,750	$21,352	$—	$142,102
Depreciation and amortization expense	3,943	2,639	—	6,582
Income (loss) from operations	99,730	10,535	(13,889)	96,376
Interest expense, net and amortization of loan fees	—	—	21,254	21,254
Capital expenditures	246	1,800	—	2,046

	Year ended December 31, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$58,205	$1,198	$—	$59,403
Depreciation and amortization expense	2,694	1,779	—	4,473
Income (loss) from operations	36,655	(7,940)	(8,201)	20,514
Interest expense, net and amortization of loan fees	—	—	2,672	2,672
Capital expenditures	32,279	15,526	—	47,805

	Balance at December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$112,826	$56,846	$253,230	$422,902

	Balance at December 31, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$105,631	$53,038	$249,320	$407,989

See Footnotes to Earnings Release Tables
* Prior-period financial information has been retrospectively adjusted for the acquisition of the Delaware City Products Pipeline and Truck Rack.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited)

(a)
See discussion of the factors affecting comparability noted on page 4. The Partnership's results of operations may not be comparable to the Predecessor's historical results of operations for the reasons described below:

Revenues -  There are differences in the way our Predecessor recorded revenues and the way the Partnership records revenues after completion of the Offering and Acquisitions from PBF as discussed under "Factors Affecting Comparability."

General and Administrative Expenses -  Our Predecessor's general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by PBF Energy for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessor based on the nature of the expenses. PBF Energy continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

(b)
General and administrative expenses include transaction costs related to the Acquisitions from PBF of $0.3 million and $0.5 million in the three months ended December 31, 2015 and 2014, respectively, and $0.8 million and $1.1 million in the years ended December 31, 2015 and 2014, respectively.

(c) See “Non-GAAP Financial Measures” on page 4 for a definition of EBITDA, distributable cash flow and coverage ratio.

(d)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the Offering and Acquisitions from PBF, with the exception of the Delaware City Products Pipeline which recognized revenue prior to its acquisition by PBFX.

(e)
Operating information pertains to assets which are included in the Storage segment. Shell capacity information reflects activity subsequent to execution of the commercial agreements in connection with the Toledo Storage Facility acquisition.

(f) On February 11, 2016, we declared a quarterly cash distribution of $0.41 per limited partner unit for the fourth quarter of 2015.